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                                                                 Exhibit (d)(1)



                       INVESTMENT ADVISORY AGREEMENT WITH
                     CATHOLIC FINANCIAL SERVICES CORPORATION

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                        THE CATHOLIC ALLIANCE FUNDS, INC.
                          INVESTMENT ADVISORY AGREEMENT


         This Agreement is made this 17th day of February, 1999, by and between The Catholic Alliance Funds, Inc. ("CAF"), a Maryland corporation registered under the Investment Company Act of 1940 ("1940 Act") as an open-end diversified management investment company, and Catholic Financial Services Corporation ("Manager"), a Wisconsin corporation registered under the Investment Advisers Act of 1940 as an investment adviser.

         1. APPOINTMENT. CAF hereby appoints Manager to furnish investment advisory and portfolio management services with respect to the portion of its assets represented by the shares of common stock issued in each series listed in SCHEDULE A hereto, as such schedule may be amended from time to time (each such series hereinafter referred to as a "Fund"). Manager accepts such appointment and agrees to perform the services described herein. Manager shall use its best efforts and judgment in rendering the advice and performing the services contemplated by this Agreement.

         2. INVESTMENT MANAGEMENT SERVICES. Manager shall manage the investment operations of CAF and each Fund, subject to the terms of this Agreement and to the supervision and control of CAF's Board of Directors ("Directors"). Manager agrees to perform, or arrange for the performance of, the following services with respect to each Fund:

              (a) to obtain and evaluate such information relating to economies, in dustries, businesses, securities and commodities markets, and individual securities, commodities and indices as it may deem necessary or useful in discharging its responsibilities hereunder;

              (b) to formulate and maintain a continuing investment program in a manner consistent with and subject to
                   (i) CAF's articles of incorporation and bylaws; (ii) the Fund's investment objectives, policies, and restrictions as set forth in written documents furnished by CAF to Manager; (iii) all securities, commodities, and tax laws and regulations applicable to the Fund and CAF; and (iv) any other written limits or directions furnished by the Directors to Manager;

              (c) unless otherwise directed by the Directors, to determine from time to time, securities, commodities, interests, or other investments to be purchased, sold, retained, or lent by the Fund, and to implement those decisions, including the selection of entities with or through which such purchases, sales, or loans are to be effected;


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              (d)  to use reasonable efforts to manage the Fund so that
                   it will qualify as a regulated investment company under subchapter M of the Internal Revenue Code of 1986, as amended;

              (e) to make recommendations as to the manner in which voting rights, rights to consent to CAF or Fund action, and any other rights pertaining to CAF or the Fund shall be exercised; provided the Manager shall have no authority or responsibility to execute any voting proxies or consents on behalf of CAF or any Fund, but rather shall promptly forward to CAF all proxy and other solicitation materials it receives with respect to any such voting rights or consents;

              (f) to make available to CAF promptly upon request all of the Fund's records and ledgers, and any reports or information reasonably re quested by CAF; and

              (g) to the extent required by law, to furnish to regulatory authorities any information or reports relating to the services provided pursuant this Agreement.

              Except as otherwise instructed from time to time by the Directors, with respect to execution of transactions for CAF on behalf of a Fund, Manager shall place, or arrange for the placement of, all orders for purchases, sales, or loans either directly with the issuer or with a broker-dealer, or other counterparty or agent selected by Manager. In connection with the selection of all such parties for the placement of all such orders, Manager shall attempt to obtain most favorable execution and price, but may nevertheless in its sole discretion as a secondary factor, purchase and sell portfolio securities from and to broker-dealers who provide research and analysis to Manager which Manager may lawfully and appropriately use in its investment management and advisory capacities, whether or not such research and analysis may also be useful to Manager in connection with its services to other clients. In recognition of such services or brokerage services provided by a broker or dealer, Manager is hereby authorized to pay such broker or dealer a commission or spread in excess of that which might be charged by another broker or dealer for the same transaction if Manager determines in good faith that the commission or spread is reasonable in relation to the value of the services so provided.

              CAF hereby authorizes any entity or person associated with Manager that is a member of a national securities exchange to effect any transaction on the exchange for the account of a Fund to the extent permitted by and in ac cordance with
              Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder. CAF hereby consents to the retention by such entity or person of compensation for such transaction in accordance with Rule 11a2-2(T)(a)(iv).

             Manager may, where it deems to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for CAF, one or more Funds, and/or other clients of Manager in order to obtain best execution or lower brokerage commissions. In such event, Manager shall allocate the shares so purchased or sold, as well as

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             the expense incurred in the transaction, in a manner
             it considers to be equitable and fair, and consistent with its fiduciary obligations to CAF, the Funds, and Manager's other customers.

             Manager shall for all purposes be deemed to be an independent contractor and not an agent of CAF and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent CAF in any way.

         3. ADMINISTRATIVE SERVICES. Manager shall supervise the business and affairs of CAF and each Fund, and shall provide such services and facilities as may be required for effective administration of CAF and Funds as are not provided by employees or other agents engaged by CAF; provided that Manager shall not have any obligation to provide under this Agreement any such services which are the subject of a separate agreement or arrangement between CAF and Manager, any affiliate of Manager, or any third-party administrator.

         4. USE OF AFFILIATED COMPANIES AND SUBCONTRACTORS. In connection with the services to be provided by Manager under this Agreement, Manager may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of written approval of the Directors, make use of
             (i) its affiliated companies, if any, and their directors, trustees, officers, and employees and (ii) subcontractors selected by Manager, provided that Manager shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Manager or such parties.

         5. EXPENSES BORNE BY CAF. Except to the extent expressly assumed by Manager herein or under a separate agreement between CAF and Manager and except to the extent required by law to be paid by Manager, Manager shall not be obligated to pay any costs or expense incidental to the organization, operations, or business of CAF. Without limitation, such costs and expense shall include, but not be limited to:

             (a) all charges of depositories, custodians, and other agencies for the safekeeping and servicing of its cash, securities, and other property;

             (b) all expenses of maintaining and servicing shareholder accounts, including all charges for transfer, shareholder recordkeeping, dividend disbursing, redemption, and other agents for the benefit of the Funds (including, without limitation, fund accounting and administration agents);

             (c) all charges for equipment or services used for obtaining price quotations or for communication between Manager and CAF and the custodian, transfer agent, or any other agent selected by CAF;

             (d) all charges for administrative and accounting services provided to CAF by Manager, or

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                    any other  provider of such services;

             (e) all charges for services of CAF's independent auditors and for services to CAF by legal counsel;

             (f) all compensation of Directors, other than those affiliated with Manager, all expenses incurred in connection with their services to CAF, and all expenses of meetings of the Directors or committees thereof;

             (g) all expenses incidental to holding meetings of shareholders of CAF ("Shareholders"), including printing and supplying to each record-date
                   Shareholder notice and proxy solicitation material, and all other proxy solicitation expense;

             (h) all expenses of printing of annual or more frequent revisions of CAF prospectus(es) and of supplying to each then existing Shareholder a copy of a revised prospectus;

             (i) all expenses related to preparing and transmitting certificates, if any, representing shares of CAF;

             (j) all expenses of bond and insurance coverage required by law or deemed advisable by the Board of Directors;

             (k) all brokers' commissions and other normal charges incident to the purchase, sale, or lending of portfolio securities;

             (l) all taxes and governmental fees payable to federal, state, or other governmental agencies, domestic or foreign, including all stamp or other transfer taxes;













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             (m)   all expenses of registering and maintaining the
                   registration of CAF under the 1940 Act and, to the extent no exemption is available, expenses of registering CAF's shares under the Securities Act of 1933, of qualifying and maintaining qualification of CAF and CAF's shares for sale under securities laws of various states or other jurisdictions, and of registration and qualification of CAF under all other laws applicable to CAF or its business activities;

             (n) all interest on indebtedness, if any, incurred by CAF or a Fund; and

             (o) all fees, dues, and other expenses incurred by CAF in connection with membership of CAF in any trade association or other investment company organization.

         6. ALLOCATION OF EXPENSES BORNE BY CAF. Any expenses borne by CAF that are attributable solely to the organization, operation, or business of a Fund shall be paid solely out of Fund assets. Any expense borne by CAF which is not solely attributable to a Fund, nor solely to any other series of shares of CAF, shall be apportioned in such manner as Manager determines is fair and appropriate or as otherwise specified by the Board of Directors.

         7. EXPENSES BORNE BY MANAGER. Manager at its own expense shall furnish all executive and other personnel, office space, and office facilities required to render the investment management and administrative services set forth in this Agreement. Manager shall pay all expenses of establishing, maintaining, and servicing the accounts of Shareholders in each Fund listed in Schedule A to this Agreement. However, Manager shall not be required to pay or provide any credit for services provided by CAF's custodian or other agents without additional cost to CAF.

             In the event that Manager pays or assumes any expense of CAF or a Fund not required to be paid or assumed by Manager under this Agreement, Manager shall not be obligated hereby to pay or assume the same or similar expense in the future; provided, however, that nothing contained herein shall be deemed to relieve Manager of any obligation to CAF or a Fund under any separate agreement or arrangement between the parties.

         8. MANAGEMENT FEE; REDUCTION OF COMPENSATION AND REIMBURSEMENT OF EXPENSES. For the services rendered, facilities provided, and charges assumed and paid by Manager hereunder, CAF shall pay to Manager out of the assets of each Fund fees at the annual rate for such Fund set forth in Schedule A to this Agreement.
             For each Fund, the management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund, determined in the manner established by the Board of Directors, as of the close of business on the last preceding business day on which the Fund's net asset value was determined.



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              Manager may voluntarily reduce any portion of the compensation or re imbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses which are the responsibility of a Fund under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to Manager hereunder or to continue future payments. Any such reduction will be agreed upon prior to accrual of the related expense or fee and will be estimated daily. In this regard, Manager hereby agrees to waive fees and reimburse expenses for CAF's fiscal year ending September 30, 1999 so that the net operating expenses for that period, on an annualized basis, will not exceed 1.75% for the Large-Cap Growth and Disciplined Capital Appreciation Funds and 1.65% for the Equity Income Fund.

              Any Fund expense paid by Manager voluntarily or pursuant to an agreed expense limitation (including the expense limitation described in the foregoing for fiscal 1999) shall be reimbursed by the appropriate Fund to Manager in the first, second or third (or any combination thereof) fiscal year next succeeding the fiscal year of the withholding, reduction, or payment to the extent permitted by applicable law if the aggregate expenses for the next succeeding fiscal year, second succeeding fiscal year, or third succeeding fiscal year do not exceed any limitation to which Manager has agreed. Such reimbursement may be paid prior to the Fund's payment of current expenses if so requested by Manager even if such payment may require Manager to waive or reduce its fees hereunder or to pay current Fund expenses. Manager may agree not to require payment of any portion of the compensation or reimbursement of expenses.

         9. RETENTION OF SUBADVISER. Subject to obtaining the initial and periodic approvals required under Section 15 of the 1940 Act, Manager may retain one or more subadvisers at Manager's own cost and expense for the purpose of furnishing one or more of the services described in Section 2 hereof with respect to CAF or one or more Funds. Retention of a subadviser shall in no way reduce the responsibilities or obligations of Manager under this Agreement, and Manager shall be responsible to CAF and its Funds for all acts or omissions of any subadviser in connection with the performance of Manager's duties hereunder.

         10. NONEXCLUSIVITY. The services of Manager to CAF hereunder are not to be deemed exclusive, and Manager shall be free to render similar services to others.

         11. STANDARD OF CARE. Neither Manager, nor any of its directors, officers, share holders, agents, or employees shall be liable to CAF or its Shareholders for any error of judgment, mistake of law, loss arising out of any investment, or any other act or omission in the performance by Manager of its duties under this Agreement, except for loss or liability resulting from willful misfeasance, bad faith, or gross negligence on Manager's part or from reckless disregard by Manager of its obligations and duties under this Agreement. Nothing in this Agreement shall be construed to protect any officer of Manager from liability for violation of Section 17(h) or (i) of the 1940 Act.

         12. ABSENCE OF LIABILITY OF DIRECTORS AND SHAREHOLDERS. Any obligation of CAF hereunder shall be


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              binding only upon the assets of CAF (or the applicable Fund thereof) and shall not be binding upon any Director, officer, employee, agent, or Shareholder of CAF. Neither the authorization of any action by the Directors or Shareholders of CAF nor the execution of this Agreement on behalf of CAF shall impose any liability upon any Director or any Shareholder. Nothing in this Agreement shall be construed to protect any Director or officer of CAF from liability for violation of Section 17(h) or (i) of the 1940 Act.

         13. OWNERSHIP OF RECORDS; INTERPARTY REPORTING. All records required to be maintained and preserved by CAF pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act or other applicable laws or regulations that are maintained and preserved by Manager on behalf of CAF and any other records the parties mutually agree shall be maintained by Manager on behalf of CAF are the property of CAF and shall be surrendered by Manager promptly on request by CAF; provided, however, that Manager may at its own expense make and retain copies of any such records.

              CAF shall furnish or otherwise make available to Manager such copies of financial statements, proxy statement, reports, and other information relating to the business and affairs of each Shareholder in a Fund as Manager may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

              Manager shall prepare and furnish to CAF as to each Fund statistical data and other information in such form at such intervals as CAF may reasonably request.










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         14.  USE OF MANAGER'S NAME.  CAF may use the name "The Catholic
              Alliance Funds, Inc." and the names of the Funds listed in SCHEDULE A or any other name derived from the name "The
              Catholic Alliance Funds, Inc." only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of Manager as investment adviser. At such time as this Agreement or any extension, renewal, or amendment hereof, or such other similar agreement shall no longer be in effect, CAF will cease to use any name derived from the name "The Catholic Alliance Funds, Inc." or otherwise connected with Manager, or with any organization which shall have succeeded to Manager's business as investment adviser.

         15. AMENDMENT. This Agreement may not be materially amended with respect to CAF or any Fund without the affirmative votes (a) of a majority of the Board of Directors, including a majority of those Directors who are not "interested persons" of CAF or of Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) of a "majority of the outstanding shares" of CAF or, with respect to an amendment affecting an individual Fund, a "majority of the outstanding shares" of the Fund. The terms "interested persons" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective definitions in the 1940 Act and, with respect to the latter term, in accordance with Rule 18f-2 under the 1940 Act.

         16. EFFECTIVE DATE AND TERMINATION. This Agreement shall become effective with respect to any Fund as of the effective date for that Fund specified in SCHEDULE A hereto. This Agreement may be terminated at any time, without payment of any penalty, as to any Fund by the Board of Directors of CAF, or by a vote of a majority of the outstanding shares of that Fund, upon at least sixty (60) days' written notice to Manager. This Agreement may be terminated by Manager at any time upon at least sixty (60) days' written notice to CAF. This Agreement shall terminate automatically in the event of its "assignment" (as defined in the 1940 Act). Unless terminated as hereinbefore provided, this Agreement shall continue in effect with respect to any Fund for a period of two years following the effective date for such Fund specified in SCHEDULE A, and shall remain in effect thereafter from year to year only so long as such continuance is specifically approved with respect to the Fund at least annually (a) by a majority of those Directors who are not interested persons of CAF or Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Directors or CAF, or by a "vote of a majority of the outstanding shares" of the Fund.

         17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.


         18. HEADINGS. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


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                                  THE CATHOLIC ALLIANCE FUNDS, INC.


                                  By: /s/ Allan G. Lorge
                                      -------------------------
                                      Allan G. Lorge, President

                                  CATHOLIC FINANCIAL SERVICES CORPORATION



                                  By: /s/ Allan G. Lorge
                                      -------------------------
                                      Allan G. Lorge, President

















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                        THE CATHOLIC ALLIANCE FUNDS, INC.
                              MANAGEMENT AGREEMENT

                                   SCHEDULE A


         The Funds of The Catholic Alliance Funds, Inc. currently subject to this Agreement are as follows:

         1.       Equity Income Fund

                  A. EFFECTIVE DATE: Concurrent with effectiveness of the Registration Statement on Form N-1A of The Catholic Alliance Funds, Inc.

                  B. MANAGEMENT FEE: The management fee for this Fund, calculated in accordance with Paragraph 8 of the Investment Management Agreement, shall be at an annual rate of 0.80 of 1% of the average daily net assets of the Fund.

         2.       Large-Cap Growth Fund

                  A. EFFECTIVE DATE: Concurrent with effectiveness of the Registration Statement on Form N-1A of The Catholic Alliance Funds, Inc.

                  B. MANAGEMENT FEE: The management fee for this Fund, calculated in accordance with Paragraph 8 of the Investment Management Agreement, shall be at an annual rate of 0.90 of 1% of the average daily net assets of the Fund.

         3.       Disciplined Capital Appreciation Fund

                  A. EFFECTIVE DATE: Concurrent with effectiveness of the Registration Statement on Form N-1A of The Catholic Alliance Funds, Inc.

                  B. MANAGEMENT FEE: The management fee for this Fund, calculated in accordance with Paragraph 8 of the Investment Management Agreement, shall be at an annual rate of 0.90 of 1% of the average daily net assets of the Fund.